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                                                                    Exhibit 24.1

                           DIRECTOR AND/OR OFFICER OF
                               POLYONE CORPORATION

                       REGISTRATION STATEMENT ON FORM S-4

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and/or officers of PolyOne Corporation, an Ohio corporation (the "Company"), hereby constitutes and appoints Thomas A. Waltermire, W. David Wilson, John Rastetter and Wendy C. Shiba, and each of them, as the true and lawful attorney-in-fact or attorneys-in-fact, with full power of substitution and resubstitution, for each of the undersigned and in the name, place and stead of each of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 (the "Securities Act") one or more Registration Statement(s) on Form S-4 relating to the registration of the Company's 10 5/8% Senior Notes due 2010, with any and all amendments, supplements and exhibits thereto, including pre-effective and post-effective amendments or supplements, with full power and authority to do and perform any and all acts and things whatsoever required, necessary or desirable to be done in the premises, hereby ratifying and approving the act of said attorneys and any of them and any such substitute.

     This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

                 Executed as of this 27th day of February 2003.


/s/ Thomas A. Waltermire                 /s/ Carol A. Cartwright               /s/ Gordon D. Harnett
------------------------                 ------------------------              ------------------------
Thomas A. Waltermire                     Carol A. Cartwright                   Gordon D. Harnett
President, Chief Executive               Director                              Director
Officer & Director

/s/ W. David Wilson                      /s/ Gale Duff-Bloom                   /s/ David H. Hoag
------------------------                 ------------------------              ------------------------
W. David Wilson                          Gale Duff-Bloom                       David H. Hoag
Chief Financial Officer                  Director                              Director

/s/ Gregory P. Smith                     /s/ Wayne R. Embry
------------------------                 ------------------------              ------------------------
Gregory P. Smith                         Wayne R. Embry                        D. Larry Moore
Controller                               Director                              Director

/s/ J. Douglas Campbell                   /s/ Robert A. Garda                   /s/ Farah M. Walters
------------------------                 ------------------------              ------------------------
J. Douglas Campbell                      Robert A. Garda                       Farah M. Walters
Director                                 Director                              Director